UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SINGULAR GENOMICS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road
San Diego, California 92121
(858) 333-7830

(Registrant’s address of principal executive offices

and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Litigation Related to the Merger

On January 15, 2025, Singular Genomics Systems, Inc. (“Singular” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 22, 2024, by and among Singular, Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are newly formed entities formed by Deerfield Private Design Fund IV, L.P. (“DPDIV”), a Delaware limited partnership, which is an investment fund managed by Deerfield Management Company, L.P. (“Deerfield Management”) and a current shareholder of the Company. Pursuant to the terms and conditions of the Merger Agreement (including the requisite approval of Singular’s stockholders as set forth in the Proxy Statement), Merger Sub will merge with and into Singular (the “Merger”), and Singular will become a wholly owned subsidiary of Parent. The special meeting of Singular stockholders (the “Special Meeting”) will be held virtually on February 19, 2025, at 10:00 a.m. Pacific time, to act on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, as disclosed in the Proxy Statement.

Following the filing of the Proxy Statement, on January 30, 2025, two lawsuits were filed alleging that the Proxy Statement omitted material information that rendered it false or misleading. The lawsuits, each filed by a purported stockholder of Singular in an individual capacity, were filed in the Supreme Court of the State of New York County of New York and are captioned Anthony Malone v. Singular Genomics Systems, Inc., et al., Index No. 650565/2025 and Matthew Wright v. Singular Genomics Systems, Inc., et al., Index No. 650568/2025 (collectively, the “Complaints”). The Complaints generally allege that the Proxy Statement is misleading and omits and/or misrepresents certain purportedly material information in violation of applicable federal or state law. The Complaints seek, among other things: (i) to enjoin the consummation of the Merger and the transactions contemplated by the Merger Agreement until such time as the purportedly material information omitted from the Proxy Statement is disclosed; (ii) rescission or rescissory damages in the event the Merger and the transactions contemplated by the Merger Agreement are consummated; (iii) an award of fees and expenses in connection with the actions, including reasonable attorneys’ and expert fees and expenses; and (iv) such other and further relief the court deems just and proper.

In addition to the Complaints, beginning on January 14, 2025, purported stockholders of Singular have sent demand letters alleging similar deficiencies in the Proxy Statement as those asserted in the Complaints (the “Disclosure Demands,” and together with the Complaints, the “Matters”).

Singular believes that the claims asserted in the Matters are without merit and that no supplemental disclosures are required under applicable law. However, in order to avoid nuisance, potential expense and delay from the Matters and without admitting any liability or wrongdoing, Singular has determined to voluntarily supplement the Proxy Statement with the disclosures set forth herein. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein, and Singular specifically denies all allegations in the Matters that any additional disclosure was or is required under applicable law.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, all of which should be carefully read in their entirety. Any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The below supplemental disclosure follows the last sentence of the fifth paragraph under the heading “Background of the Merger” on page 25 of the Proxy Statement:

Under the terms of its engagement letter, TD Securities provided the Singular Board and Special Committee with financial advisory services in connection with the Merger. If the Merger is consummated, Singular has agreed to pay

TD Securities a transaction fee of $2 million. Singular has also agreed to reimburse TD Securities for certain of its expenses incurred in performing its services. In addition, Singular has agreed to indemnify TD Securities, each of its controlling persons and each of their respective directors, officers, employees, agents, affiliates, advisors and representatives against certain losses, claims, damages, expenses, liabilities, joint or several, to which such parties may become subject arising in any manner out of or in connection with TD Securities’ engagement.

Except in connection with the Merger, during the past two years, TD Securities has not provided any financial advisory or investment banking services to Singular for which it has received compensation. Further, during the past two years, TD Securities has not provided any financial advisory or investment banking services to DPDIV or Deerfield Management or any of their affiliates for which TD Securities received compensation.

The Board and the Special Committee determined that TD Securities was sufficiently independent for purposes of providing the advisory services described in the Proxy Statement.

The below supplemental disclosure follows the first sentence of the sixth paragraph under the heading “Background of the Merger” on page 25 of the Proxy Statement:

All of Singular’s non-disclosure agreements entered into in connection with its strategic evaluation process included customary standstill provisions (including “don’t ask, don’t waive” provisions), all of which fell away automatically upon the signing or announcement of the Merger Agreement.

The underlined language is added to the sixth paragraph under the heading “Execution of the Merger Agreement and Support Agreements” on page 58 of the Proxy Statement:

Upon announcement of the execution of the Merger Agreement, all of the standstill provisions (including “don’t ask, don’t waive” provisions) contained in the non-disclosure agreements described above automatically fell away. As of the date of this Proxy Statement, the Company has not received any Superior Proposals.

The underlined language is added to the fourth paragraph under the heading “Financial Analyses” on page 74 of the Proxy Statement:

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company based on the Financial Projections, which assumed for such purposes, that the Company would have sufficient capital to operate on a standalone basis in accordance with the Company’s business plan underlying such projections, and therefore did not take into account potential additional dilution that would result from future capital raises. The Financial Projections also assumed that projected future tax payments would be partially offset by estimated utilization of the Company’s federal and state net operating losses and R&D tax credits. For purposes of the discounted cash flow analysis, Houlihan Lokey applied a range of perpetuity growth rates ranging from 3.0% to 5.0% and discount rates ranging from 25.0% to 35.0%, in each case, taking into account its experience and professional judgement. The discounted cash flow analysis indicated an implied value reference range of $12.05 to $29.14 per share of Singular Common Stock (assuming the Company would have sufficient capital to operate on a standalone basis), as compared to the Merger Consideration of $20.00 per share of Singular Common Stock to be received by the holders of Singular Common Stock (other than the Excluded Holders) in the Transactions pursuant to the Merger Agreement.

The table on pages 77 and 78 of the Proxy Statement under the section entitled “Certain Financial Projections” is amended and restated solely to include the “Total Gross Profit” line item and related footnote as follows (all other disclosure and figures remain unchanged):

The following is a summary of the Financial Projections presented to the Company Board, Special Committee and Houlihan Lokey:

($ in millions)
Fiscal Year	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$9.8	$31.0	$86.6	$156.6	$202.8	$240.9	$285.0	$329.7	$377.1
Total Gross Profit(1)	$4.9	$18.2	$57.0	$112.1	$149.8	$180.8	$214.9	$247.7	$282.5

Adjusted EBITDA(2)	$(63.9)	$(48.4)	$(23.1)	$20.5	$43.5	$56.1	$73.8	$87.0	$101.0
Unlevered Free Cash Flow(3)	$(66.4)	$(52.9)	$(36.8)	$2.4	$32.6	$42.0	$50.6	$67.8	$79.0

(1) Total Gross Profit represents revenue minus cost of sales.

(2) Adjusted EBITDA is a non-GAAP financial measure and represents the Company’s earnings before interest, taxes, depreciation and amortization.

(3) Unlevered free cash flow is a non-GAAP financial measure and represents the Company’s Adjusted EBITDA, less cash taxes, less capital expenditures, less changes in net working capital. Through 2033E, unlevered free cash flow reflecting cash tax savings from net operating losses was used by Houlihan Lokey in performing its financial analyses in connection with its opinion as described in more detail in the section above captioned “Opinion of Houlihan Lokey to Special Committee.”

The below supplemental disclosure follows the ninth paragraph under the heading “Reasons for the Recommendation of the Special Committee” on page 60 of the Proxy Statement:

NOLs (as defined below) Not a Significant Asset. Singular regularly reports its NOLs in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. NOLs are subject to certain significant limitations under Section 382 of the Internal Revenue Code as a result of an ownership change. In connection with the Merger, Singular’s NOLs were expected to be significantly limited under Section 382 of the Internal Revenue Code. Therefore, the Special Committee, in its judgment, did not deem Singular’s NOLs as material or a significant asset in connection with the Merger. Similarly, the NOLs would have no or de minimus value in a liquidation scenario.

The below supplemental disclosure follows the ninth paragraph under the heading “Reasons for the Recommendation of the Company’s Board of Directors” on page 66 of the Proxy Statement:

NOLs Not a Significant Asset. Singular regularly reports its NOLs in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. NOLs are subject to certain significant limitations under Section 382 of the Internal Revenue Code as a result of an ownership change. In connection with the Merger, Singular’s NOLs were expected to be significantly limited under Section 382 of the Internal Revenue Code. Therefore, the Company Board, in its judgment, did not deem Singular’s NOLs as material or a significant asset in connection with the Merger. Similarly, the NOLs would have no or de minimus value in a liquidation scenario.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, and may file additional relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the proxy materials to each stockholder entitled to vote at the Special Meeting relating to the Merger. This communication is not a substitute for the Proxy Statement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive Proxy Statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov, or in the “Investors” section of the Company’s website located at www.singulargenomics.com or by writing to, or calling, the Company’s Corporate Secretary at 3010 Science Park Road San Diego, CA 92121, Phone: (858) 333-7830.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the interests of the directors and executive officers of Singular and other persons who may be deemed to be participants in the solicitation of stockholders of Singular in connection with the Merger and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Proxy Statement related to the Merger, which was filed with the SEC on January 15, 2025 and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on statements of change in ownership on Form 4 on file with the SEC.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K (including statements relating to the Merger), other than statements of historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the failure to satisfy the conditions to the consummation of the Merger, including, without limitation, the receipt of the requisite stockholder approval as set forth in the Proxy Statement; (iii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) unanticipated difficulties or expenditures relating to the Merger; (vi) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and venues), operating results and business generally; (vii) legal proceedings, judgments or settlements, including those that have been and may be instituted against the Company, the Company Board and executive officers and others, as with respect to the proposed Merger, including the litigation discussed herein; and (viii) other factors discussed in the Proxy Statement. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023 filed with the SEC on March 18, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 14, 2024, August 13, 2024, and November 12, 2024, respectively. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULAR GENOMICS SYSTEMS, INC.

DATE: February 13, 2025	By:	/s/ Eric Stier
	Name:	Eric Stier
	Title:	Senior Vice President, General Counsel and Secretary